UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 21, 1999


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                              TERA COMPUTER COMPANY
             (Exact name of registrant as specified in its charter)
             ------------------------------------------------------

         Washington                          0-26820        93-0962605
   (State or other jurisdiction of        (Commission    (I.R.S. Employer
    incorporation or organization)        File Number)    Identification No.)

                        411 First Avenue South, Suite 600
                             Seattle, WA 98104-2860
                    (Address of principal executive offices)



Registrant's telephone number, including area code:         (206) 701-2000
Registrant's facsimile number, including area code:         (206) 701-2500

                                      None
            (Former name or former address, if changed since last report)


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Item  5.  Other Events.

As described in a Report on Form 8-K filed on June 30, 1999, we completed a $30.3 million private placement financing on June 21, 1999. As part of that financing, and as described in the Form 8-K filed on June 30, 1999, we issued shares of common stock and warrants to purchase shares of common stock; we amended certain agreements with prior investors pursuant to which we were required, in specified instances, to issue additional shares of common stock and warrants to purchase shares of common stock; and all of our outstanding shares of Series B Convertible Preferred Stock were converted into shares of common stock.

These transactions changed some of the facts described in Item 2 under the caption "Risk Factors" in our Form 10-Q for the quarter ended March 31, 1999, and filed with the Securities and Exchange Commission on May 17, 1999. A revised set of "Risk Factors" is set forth below.

On May 21, 1999, our Restated Articles of Incorporation were amended to increase the number of authorized shares of Common Stock to 50,000,000. On June 25, 1999, our Restated By-laws were amended to provide for a nonexecutive chairman and permit a seventh director.


Risk Factors

     The following factors should be considered in evaluating our business, operations and prospects and may affect our future results and financial condition.

Failure to Complete Development of a Commercially Acceptable MTA System Would Jeopardize Our Viability. Our inability to overcome the technical challenges involved in integrating and completing MTA systems that satisfy internal performance specifications and that are commercially acceptable would jeopardize our viability as an ongoing business. The development of a new very high performance computer system is a lengthy and technically challenging process and requires a significant investment of capital and other resources. Several companies in this market experienced extreme financial difficulty in the 1990s, including Thinking Machines Corporation, Cray Computer Corporation, Kendall Square Research Corporation and Supercomputer Systems, Inc. We first integrated multiple MTA processors into commercially configured computer systems in 1998. We have not yet achieved the level of stability required to meet stringent commercial reliability standards and cannot be certain when, if ever, we will do so.

Failure to Overcome the Technical Challenges of Completing the Development of the MTA System Could Adversely Affect Our Business. Continued delays in completing the hardware components or software of our MTA system, or in integrating the full system, could materially and adversely affect our business and results of operations. From time to time during the development process of the MTA system, we have been required to redesign certain components of the MTA system because of previously unforeseen design flaws. For example, various processor and network chip technologies that we thought were functional across multiple configurations have subsequently been discovered to require additional design features to function as intended and to achieve a fully operational system scalable to multiple processors. We also continue to find certain flaws or "bugs" in our proprietary UNIX-based system software, which require correction. This redesign work, particularly on integrated circuits and printed circuit boards, has been costly and caused delays in the development of our prototype systems, in the delivery of our initial MTA system and in upgrades to that system. We expect that additional modifications to the hardware components, system software and the integrated system will be necessary as we build larger MTA systems for the commercial market.

Our Inability to Obtain Acceptable Hardware Components Will Delay Our Development Efforts and Strain Our Financial Resources. The manufacture of components for the MTA system is a difficult and complex process, and few companies can meet our design requirements. Manufacturing difficulties or limitations of suppliers could result in:

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o    a limitation on the number of MTA systems that can be assembled using such components;

o unacceptably high prices for those components, with a resulting loss of profitability and loss of competitiveness for our products; and

o increased demands on our financial resources, requiring additional equity and/or debt financings to continue business operations.

Our suppliers have previously experienced problems in manufacturing MTA system components to our design and quality specifications. In prior years we have been forced to redesign certain components for manufacture by alternative suppliers because our original suppliers were unable to consistently manufacture components of satisfactory quality. In 1997 and 1998, we experienced varying (and sometimes "zero") yields of gallium arsenide integrated circuits, limited and delayed deliveries of such integrated circuits, poor yields on packaged integrated circuits and deliveries of a very limited number of reliable printed circuit boards. Together, these supply constraints caused substantial delays in our ability to deliver the initial MTA system to the San Diego Supercomputer Center and to upgrade that system to larger configurations.

     Although we work continually with our suppliers to solve these problems, we cannot be certain that they will be able to manufacture the components to our design and quality specifications.

Our Uncertain Prospects for Revenues and Earnings Could Adversely Affect an Investment in Us. We cannot be certain that we will be successful in delivering and receiving payments for any additional MTA systems, or whether we will be able to generate additional sales or achieve a profitable level of operations in the future. We have experienced net losses in each year of our operations. We incurred net losses of approximately $15.8 million in 1997, $19.8 million in 1998 and $ 13.4 million in the first six months of 1999. We expect to incur substantial further losses until we make sales on a regular basis. We do not expect to have a profitable fiscal quarter prior to 2000, if then. Whether we will achieve additional revenue, or any earnings, will depend upon a number of factors, including:

o our ability to assemble production quality MTA systems in commercial quantities;

o    our ability to achieve broad market acceptance of the MTA system;

o    the level of revenue in any given period;

o    the terms and conditions of sale or lease for an MTA system;

o    the MTA system model or models sold; and

o    our expense levels and manufacturing costs.


Our Reliance on Third Party Suppliers Poses Significant Risks to Our Business and Prospects. We subcontract the manufacture of substantially all of our hardware components, including integrated circuits, printed circuit boards, flex circuits and power supplies, on a sole or limited source basis to third party suppliers. We obtain our gallium arsenide integrated circuits primarily from Vitesse Semiconductor Corporation; printed circuit boards from Multilayer Technology, Inc. and Johnson Matthey Electronics; flex circuits from Compunetics, Inc.; power supplies from Ascom Energy Systems, Inc.; uninterruptible power

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supplies from Piller, Inc.; cooling distribution units from C.H. Bull Company;
and our complentary metal-oxide silicon, or CMOS, integrated circuits from Taiwan Semiconductor Manufacturing Company. We rely on Cadence Design Systems, Inc., for significant design assistance on the implementation of our CMOS integrated circuits. We are exposed to substantial risks because of our reliance on these and other limited or sole source suppliers. For example:

o if a reduction or interruption of supply of our components occurred, it could take us a considerable period of time to identify and qualify alternative suppliers, to redesign our products as necessary and to recommence manufacture of the redesigned components;

o if we were ever unable to locate a supplier for a component, we would be unable to assemble and deliver our products;

o one or more suppliers may make strategic changes in their product lines, which may result in the delay or suspension of manufacture of our components or systems; and

o some of our key suppliers are small companies with limited financial and other resources, and consequently may be more likely to experience financial difficulties than larger, well established companies.


Replacement of Our Current Integrated Circuits Will Require Significant Resources and May Not Be Successful. Over the next several years we plan to replace in stages most of our gallium arsenide integrated circuits with integrated circuits made of complementary metal-oxide silicon, or CMOS. We believe that CMOS integrated circuits will enable us to offer larger, more cost effective systems. For example, the 24 gallium arsenide integrated circuits currently on each processor board will be replaced by one CMOS microprocessor. This process requires the redesign of most of our integrated circuits, integrated circuit packages and printed circuit boards, which in turn involves significant effort by our engineers and requires us to devote significant capital for non-recurring engineering expenses, including payments to potential suppliers for design assistance. If we encounter significant problems with this redesign, we may be delayed substantially in delivering larger MTA systems, which would materially and adversely affect our working capital, business and results of operations. If we are successful in producing CMOS components as planned, we may not be able, or desire, to use most of the then remaining inventory of gallium arsenide components, and we may incur a substantial expense in writing off such inventory.


A Substantial Number of Our Shares Are Eligible for Future Sale , Could Depress Market Prices of our Stock and Could Hinder Our Ability to Obtain Additional Financing. Sales of a substantial number of shares of our common stock in the public market or the prospect of such sales could materially and adversely affect the market price of the common stock. As of June 30, 1999, we had outstanding:

o    23,778,546 shares of common stock,

o    warrants to purchase another 14,421,330 shares of common stock,

o 8% Convertible Promissory Notes in the principal amount of $494,291, convertible at $5.00 per share into 98,858 shares of common stock, and

o    stock options to purchase an aggregate of 3,301,730 shares of common stock.

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     As part of the financing completed on June 21, 1999, we issued a warrant to
Terren S. Peizer exercisable for a minimum of 1,591,723 shares of common stock, and such number is included in the 14,421,330 shares described above as issuable upon exercise of outstanding warrants. On June 21, 2000, and in certain circumstances prior to that date, such as if we were involved in a merger or similar transaction or if we terminated our relationship with Mr. Peizer, the number of shares subject to this warrant increases to 10% of our issued and outstanding shares, on a fully diluted basis, with certain limited exceptions.
If this warrant had been so exercisable as of June 30, 1999, it would have exercisable for a total of 4,445,415 shares.

     Almost all of our outstanding shares of common stock may be sold without substantial restrictions. All of the shares purchased under the option plans are available for sale in the public market, subject in some cases to volume and other limitations.

     Sales in the public market of substantial amounts of our common stock, including sales of common stock issuable upon the exercise of the warrants could depress prevailing market prices for the common stock. Even the perception that such sales could occur may impact market prices.

     In addition, the existence of outstanding warrants and options, may prove to be a hindrance to our future equity financings. Further, the holders of the warrants and options may exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us. Such factors could materially and adversely affect our ability to meet our capital needs.


We May Engage in Additional Financings Which May Be Dilutive to Existing Shareholders. Our present cash resources and revenue from anticipated sales of MTA systems is now sufficient to finance our planned operations for the next twelve months. Nevertheless, we likely will raise additional equity and/or debt capital in the next twelve months to enhance our financial position for future operations. In addition, if we were not able to complete development of a commercially acceptable MTA system, obtain acceptable hardware components or complete the replacement of CMOS integrated circuits, as described above, we may need additional capital earlier than planned. Financings may not be available to us when needed or, if available, may not be available on satisfactory terms or may be dilutive to our shareholders.


Our Inability to Sell Our MTA Systems at Expected Prices Would Adversely Affect our Business and Profitability. Most of our potential customers already own or lease very high performance computer systems. Some of our competitors may offer trade-in allowances or substantial discounts to potential customers, and we may not be able to match these sales incentives. We may be required to provide discounts to make sales or to finance the leasing of our products, which would result in a deferral of our receipt of cash for such systems. These developments could materially and adversely affect our business and results of operations.

Lack of Government Funding for High Performance Systems Would Adversely Affect our Business and Increase Our Capital Requirements. The inability of U.S. and foreign government agencies to procure additional high performance computer systems, due to lack of funding or for any other reason, would materially and adversely affect our business, results of operations and need for capital. We have targeted U.S. and foreign government agencies and research laboratories for our early sales. Our first sale was to the U.S. National Science Foundation for installation at the San Diego Supercomputer Center. The U.S. Government historically has facilitated the development of, and has constituted a market for, new and enhanced very high performance computer systems. If the U.S. government or foreign governments were to reduce or delay funding of certain high technology programs employing high performance computing, then one of our target markets would be seriously adversely affected.

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The Absence of Third-Party Application Software Translated to Run On the MTA
Could Adversely Affect Our Ability to Make Commercial Sales. In order to make sales in markets beyond the very high performance scientific market, such as government agencies and research laboratories, to engineering and other commercial markets, we must be able to attract independent software vendors to rewrite their software application programs so that they will run on our MTA system. We also plan to modify and rewrite third-party software applications to run on the MTA system ourselves to facilitate the expansion of our potential markets. There can be no assurance that we will be able to induce independent software vendors to rewrite their applications, or that we will successfully rewrite third-party applications, to run on our MTA system, and the failure to do so could materially and adversely affect our business and results of operations.


Rapid Growth Could Strain Our Management and Financial Resources. If we are successful in manufacturing and marketing the MTA system, we believe that we would undergo a period of rapid growth that could place a significant strain on our management, financial and other resources. Our ability to manage our growth will require us:

o    to continue to improve our operational and financial systems;

o    to motivate and effectively manage our employees;

o to complete the implementation of a new financial, budgeting and management information system; and

o    to enhance internal control systems.

Our success will depend on our management's ability to make these changes and to manage our operations effectively over the long term.

Our Inability to Attract, Retain and Motivate Key Personnel Would Jeopardize Our Success. Our success also depends in large part upon our ability to attract, retain and motivate highly skilled technical and marketing and sales personnel. Competition for highly skilled management, technical, marketing and sales personnel is intense, and we may not be successful in attracting and retaining such personnel.

     We are dependent on Burton J. Smith, our Chief Scientist, and James E. Rottsolk, our Chief Executive Officer. The loss of either officer's services could have a material impact on our ability to achieve our business objectives. We are the beneficiary of key man life insurance policies on the lives of Messrs. Smith and Rottsolk in the amount of $2 million and $1 million, respectively. We have no employment contract with Mr. Smith or Mr. Rottsolk, or with any other employee.


Our Quarterly Performance May Vary Significantly and Could Cause Our Stock Price to be Volatile. If we are able to attain market acceptance of the MTA system, one or a few system sales may account for a substantial percentage of our quarterly and annual revenue. This is due to the anticipated high average sales price of the MTA system models and the timing of purchase orders and product acceptances. Because a number of our prospective customers receive funding from the U.S. or foreign governments, the timing of orders from such customers may be subject to the appropriation and funding schedules of the relevant government agencies. The timing of orders and shipments also could be affected by other events outside our control, such as:

o    changes in levels of customer capital spending;

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o    the introduction or announcement of competitive products;

o    the availability of components; or

o    currency fluctuations and international conflicts or economic crises.

Because of these factors, revenue, net income or loss and cash flow are likely to fluctuate significantly from quarter to quarter.


Our Stock Price May Be Volatile. The trading price of our common stock is subject to significant fluctuations in response to, among other factors:

o    changes in analysts' estimates;

o    announcements of technological innovations by us or our competitors; and

o    general conditions in the high performance computer industry.

In addition, the stock market is subject to price and volume fluctuations that particularly affect the market prices for small capitalization, high technology companies. These fluctuations are often unrelated to the operating performance of these companies.


U.S. Export Controls Could Hinder Our Sales to Foreign Customers. The U.S. Government regulates the export of high performance computer systems such as the MTA system. Delay or denial in the granting of any required licenses could materially and adversely affect our business and results of operations.


We May Not Be Able to Keep Up With Rapid Technological Change. Our market is characterized by rapidly changing technology, accelerated product obsolescence, and continuously evolving industry standards. Our success will depend upon our ability to complete development of the MTA system and to introduce new products and features in a timely manner to meet evolving customer requirements. We may not succeed in these efforts. Our business and results of operations will be materially and adversely affected if we incur delays in developing our products or if such products do not gain broad market acceptance. In addition, products or technologies developed by others may render our products or technologies noncompetitive or obsolete.

We May Be Unable to Compete Successfully in the High Performance Computer Market. The performance of our MTA system may not be competitive with the computer systems offered by our competitors, and we may not compete successfully over time against new entrants or innovative competitors at the lower end of the market. Furthermore, periodic announcements by our competitors of new high performance computer systems and price adjustments may materially and adversely affect our business and results of operations.

     Our competitors include established companies that are well known in the high performance computer market and new entrants capitalizing on developments in parallel processing and increased computer performance through networking.

     The high performance computer market is highly competitive and has been dominated by Cray Research, Inc., a subsidiary of Silicon Graphics, Inc. Other participants in the market include IBM Corporation and Japanese companies such as NEC Corporation,

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Fujitsu, Ltd., and Hitachi, Ltd. Each of these competitors has broader product lines and substantially greater research, engineering, manufacturing, marketing and financial resources than we do.

     A number of companies have developed or plan to develop parallel systems for the high performance computer market. To date, these products have been limited in applicability and scalability and are often difficult to program. A breakthrough in architecture or software technology could change this situation. Such a breakthrough would materially and adversely affect our business and results of operations.


We May Not Be Able To Protect Our Proprietary Information and Rights Adequately. We rely on a combination of copyright and trade secret protection, non-disclosure agreements and licensing arrangements to establish, protect and enforce our proprietary information and rights. In addition, we have 15 patent applications pending and plan to file additional patent applications. There can be no assurance, however, that patents will be issued from the pending applications or that any issued patents will protect adequately those aspects of our technology to which such patents will relate. Despite our efforts to safeguard and maintain our proprietary rights, there can be no assurance that we will succeed in doing so or that our competitors will not independently develop or patent technologies that are substantially equivalent or superior to our technologies.

     Although we are not a party to any present litigation regarding proprietary rights, third parties may assert intellectual property claims against us in the future. Such claims, if proved, could materially and adversely affect our business and results of operations. In addition, even meritless claims would require management attention and cause us to incur significant expense.

     The laws of certain countries do not protect intellectual property rights to the same extent or in the same manner as do the laws of the United States. Although we continue to implement protective measures and intend to defend our proprietary rights vigorously, these efforts may not be successful.


It May Become More Difficult to Sell Our Stock in the Public Market. Our common stock is quoted on the Nasdaq National Market. In order to remain listed on this market, we must meet Nasdaq's listing maintenance standards. If the bid price of our common stock falls below $5.00 for an extended period, or we are unable to continue to meet Nasdaq's standards for any other reason, our common stock could be delisted from the Nasdaq National Market.

     If our common stock were delisted, we likely would seek to list the common stock on the Nasdaq SmallCap Market or for quotation on the American Stock Exchange or a regional stock exchange. However, listing or quotation on these markets or exchanges could reduce the liquidity for our common stock.

     If our common stock were not listed or quoted on another market or exchange, trading of the common stock would be conducted in the over-the-counter market on an electronic bulletin board established for unlisted securities or in what are commonly referred to as the "pink sheets." As a result, an investor would find it more difficult to dispose of, or to obtain accurate quotations for the price of, our common stock. In addition, a delisting from the Nasdaq National Market and failure to obtain listing or quotation on such other market or exchange would subject our securities to so-called "penny stock" rules that impose additional sales practice and market-making requirements on broker-dealers who sell and/or make a market in such securities. Consequently, removal from the Nasdaq National Market and failure to obtain listing or quotation on another market or exchange could affect the ability or willingness of broker-dealers to sell and/or make a market in the common stock and the ability of purchasers of the common stock to sell their securities in the secondary market. In addition, if the market price of the common stock declines and remains below $5.00 per share, we may become subject to certain penny stock rules even if our common stock is still quoted on the Nasdaq National Market. While these penny stock rules should not affect the quotation of our common stock on the Nasdaq National

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Market, such rules may further limit the market liquidity of the common stock and the ability of investors to sell the common stock in the secondary market.


We Do Not Anticipate Declaring Any Dividends. We have not previously paid any dividends on our common stock and for the foreseeable future we intend to continue our policy of retaining any earnings to finance the development and expansion of our business.


Certain Provisions of our Articles and Bylaws Could Make a Proposed Acquisition That is Not Approved by Our Management More Difficult. Certain provisions of our Restated Articles of Incorporation and Restated Bylaws could make it more difficult for a third party to acquire us. These provisions could limit the price that certain investors might be willing to pay in the future for our common stock. For example, our Articles and Bylaws provide for:

o a staggered Board of Directors, so that only two or three of our seven directors are elected each year;

o removal of a director only for cause and only upon the affirmative vote of not less than two-thirds of the shares entitled to vote to elect directors;

o the issuance of preferred stock, without shareholder approval, with rights senior to those of the common stock;

o    no cumulative voting of shares;

o calling a special meeting of the shareholders only upon demand by the holders of not less than 30% of the shares entitled to vote at such a meeting;

o amendments to the Articles of Incorporation require the affirmative vote of not less than two-thirds of the outstanding shares entitled to vote on the amendment, unless the amendment was approved by a majority of "continuing directors," as that term is defined in our Articles;

o special voting requirements for mergers and other business combinations, unless the proposed transaction was approved by a majority of continuing directors;

o special procedures to bring matters before our shareholders at our annual shareholders' meeting; and

o special procedures for nominating members for election to the Board of Directors.


Item 7.  Financial Statements and Exhibits.

(c)  Exhibits

     3.1  Restated Articles of Incorporation, as amended through May 21, 1999.

     3.2  Restated By-Laws, as amended through June 25, 1999.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        TERA COMPUTER COMPANY


                                        By: /s/ KENNETH W. JOHNSON
                                           -----------------------------------
                                             Kenneth W. Johnson
                                             Vice President - Finance
July 21, 1999

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